Exhibit 15.2

HTL International, LLC

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (333-265882) of Huadi International Group Co., Ltd. of our report dated February 5, 2024, relating to the consolidated financial statements which are incorporated in Huadi International Group Co., Ltd.’s Annual Report on Form 20-F as of September 30, 2023 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ HTL International, LLC

Houston, Texas

February 5, 2024